EXHIBIT 11.0      STATEMENT REGARDING COMPUTATION OF EARNINGS PER SHARE
------------                        (UNAUDITED)
                 (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

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

                                                            THREE MONTHS ENDED                  SIX MONTHS ENDED
                                                            ------------------                  ----------------
                                                             JUNE 30, 2004                        JUNE 30, 2004
                                                             -------------                        -------------
                                                           2004           2003                2004           2003
                                                           ----           ----                ----           ----
Net income available to
   common shareholders                                   $ (897)         $ 782                 $24         $ 1,580

Total weighted average
   common shares outstanding                          1,503,606      1,471,263           1,501,067       1,460,457

Basic earnings per common share                          $ (.60)         $ .53                $.02         $  1.08
                                                            ----           ---                 ---            ----

Total weighted average
   common shares outstanding                          1,503,606      1,471,263           1,501,067       1,460,457

Dilutive effect of stock options using
   the treasury stock method                             84,904         76,431              84,643          70,028

Total average common and common
   equivalent shares                                  1,588,510      1,547,694           1,585,710       1,530,485
                                                      ---------      ---------           ---------       ---------

Diluted earnings per common share                        $ (.56)         $ .51                $.02         $  1.03
                                                           -----           ---                 ---            ----
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